SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2010

MOQIZONE HOLDING CORPORATION.
(Exact name of registrant as specified in Charter)

Delaware	0-23000	95-4217605
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

7A-D Hong Kong Industrial Building, 444-452 Des Voeux Road West, Hong Kong
 (Address of principal executive offices)

Registrant’s telephone number, including area code:
+852 34434384

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2010, the Board of Directors approved the 2010 Equity Incentive Plan, pursuant to which 1,500,000 shares of our common stock shall be reserved for issuance.   Persons eligible for awards under the Plan will include current and prospective employees, non-employee directors, consultants or other persons who provide services to us that hold positions of responsibility and whose performance, in management’s – or other board appointed committee – judgment, can have a significant effect on our success.  Awards under the Plan may include incentive stock options and non-statutory stock options, shares of restricted stock or restricted stock units, or stock appreciation rights.  Also on July 22, 2010, the Board voted to grant 1,045,000 options to 33 employees with an exercise price of $2.25.

The option issuances are being made pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933 not involving a public offering.

The foregoing description of the Plan is qualified in its entirety by reference to the 2010 Equity Incentive Plan, which is attached as Exhibit 10.1.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

 (c) Exhibits

10.1	2010 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moqizone Holding Corporation

By:	/s/ Lawrence Cheung
Name: Lawrence Cheung
Title: Chief Executive Officer

Date:  August 5, 2010